Exhibit 5.1

                                     OPINION
                        [LETTERHEAD OF McGUIREWOODS, LLP]

                              ______________, 2002

Jacksonville Bancorp, Inc.
76 South Laura Street, Suite 104
Jacksonville, FL  32202

Re: Registration Statement on Form SB-2 under the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as counsel to Jacksonville Bancorp, Inc., a Florida corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 675,000 of its shares (the "Shares") of the Company's common stock, par value $.01 per Share (the "Common Stock"). The Company will issue 450,000 Shares upon exercise of rights, ("Rights") to be offered by the Company (the "Rights Offering") under a Registration Statement on Form SB-2 (the "Registration Statement"). The Company will offer 225,000 Shares will be issued upon the exercise of warrants ("Warrants") to be offered by the Company pursuant to the Registration Statement.

As such counsel, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Rights and the Shares. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company as we have deemed necessary to review. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

We have assumed, without investigation, the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

We further assume that (a) all Rights will be granted in accordance with the terms of the Rights Offering as described in the Registration Statement, (b) all Shares issued upon exercise of the Rights will be issued in accordance with the terms of the Rights Offering as described in the Registration Statement, (c) the purchase price of all Shares will be greater than or equal to the par value per Share of the Shares, (d) all warrants issued upon exercise of the Rights will be issued in accordance with the terms of the Rights Offering as described in the Registration Statement, and (e) all Shares issued upon exercise of the Warrants will be issued in accordance with the terms of the Rights Offering as described in the Registration Statement.

This opinion is limited solely to the Florida Business Corporation Act as applied by ruling federal and state courts.

Subject to the foregoing, it is our opinion that the Shares and Warrants, when issued and delivered upon the exercise of the Rights in accordance with the terms of the Rights Offering as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable. It is also our opinion that the Shares issued and delivered upon the exercise of the Warrants in accordance with the terms of the Offering described in the Registration Statement will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                     Very truly yours,


                                     McGuireWoods LLP